U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
(Post-Effective Amendment No. 1 to Form S-1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tupper, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

#5 Ipil Street Project 3, Quezon City 1102 The Philippines 001-63-0915-371-1115	Nevada Agency and Trust Company 50 West Liberty St, Suite 880 Reno, NV 89501 (775) 322-0626
(Name and address of principal executive offices)	(Name and address of agent for service)
Primary Standard Industrial Classification Code Number: 3523
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|	Non-accelerated filer |__|	Smaller reporting company |X|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

Explanatory Note

The Registrant files this post-effective amendment to its Registration Statement on Form S-1 (No. 333-149921) as initially filed with the Securities and Exchange Commission on March 27, 2008.

The Registrant previously paid a registration fee of $0.58 in connection with the filing of the initial registration statement on Form S-1 (No. 333-149921) filed with the Securities and Exchange Commission on March 27, 2008.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated March 10, 2010

PROSPECTUS
TUPPER, INC.
950,000 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering up to 950,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$19,000	None	$19,000

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “TPPR.”  Because we have not had an active trading market for our common stock, however, we have set an offering price for these securities of $0.02 per share.  If our common stock becomes actively traded on the OCTBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  March 10, 2010

Summary	6
The Offering	6
Risk Factors	8
Risks Associated with Our Financial Condition	8
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	8
Risks Associated with Our Business Model	9
Because we have not established the Tupper brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.	9
If the pig farming market does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.	9
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	9
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	9
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	10
In the event that we are unable to successfully compete within the pig watering trough business, we may not be able to achieve profitable operations.	10
Because we will be forced to rely on third party manufacturers and raw material suppliers, the occurrence of difficulties outside of our control could negatively impact our business.	10
The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.	11
If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.	11
If we are unable to successfully manage growth, our operations could be adversely affected.	11
Because we intend to offer our Product in the Philippines and other countries throughout Asia, we are subject to risks associated with international operations.	12
Risks Associated with Management and Control Persons	12
Because our management is inexperienced in operating a pig watering trough business, our business plan may fail.	12
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	12
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	12
Because our President and Director, Greg Oliver S. Paez, and our director, Zandra Grace Hernandez, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Greg Oliver S. Paez and Zandra Grace Hernandez are inconsistent with the best interests of other stockholders.	13
Risks Related to Legal Uncertainty	13
If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	13

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	13
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	14
Risks Related to Our Securities	14
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	14
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	14
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	14
If a public market for our common stock develops, short selling could increase the volatility of our stock price.	15
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	15
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	15
Forward-Looking Statements	15
Use of Proceeds	16
Determination of Offering Price	16
Dilution	16
Selling Shareholders	16
Plan of Distribution	20
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	25
Organization within the Last Five Years	25
Description of Business	26
Description of Property	30
Management's Discussion and Analysis of Financial Condition and Results of Operations	30
Certain Relationships and Related Transactions	33
Market for Common Equity and Related Stockholder Matters	33
Executive Compensation	35
Financial Statements	38
Changes in and Disagreements with Accountants	39
Available Information	39

Summary

We were incorporated as Tupper, Inc. (“Tupper”) in the State of Nevada on January 31, 2008. We are engaged in the business of developing, manufacturing, and selling pig watering troughs (the “Product”) specifically for pig farmers in Asia.

We are a development stage company and have not generated significant sales to date. As of November 30, 2009 , we had $ 0 in current assets and current liabilities in the amount of $ 12,000 . Accordingly, our working capital position as of November 30, 2009 was $ 12,000 . Since our inception through November 30, 2009 , we have incurred a net loss of $ 55,000 . Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at #5 Ipil Street Project 3, Quezon City 1102, The Philippines. Our phone number is 63-0915-371-1115. Our fiscal year end is February 28 .

The Offering

Securities Being Offered
Up to 950,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President and Director, Zandra Grace Hernandez, and our director, Greg Oliver S. Paez.

Offering Price
The offering price of the common stock is $0.02 per share. We are quoted on the OTCBB under the symbol “TPPR” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
2,150,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Zandra Grace Hernandez, and our Director, Greg Oliver S. Paez, own an aggregate of 55.8% of the common shares of our company and therefore have substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of November 30, 2009 (Unaudited)		As of February 28, 2009 (Audited)
Cash	$0		$ 0
Total Assets	$0		$ 0
Liabilities	$12,000		$ 6,000
Total Stockholders’ Deficit /Equity	($12,000)		$ 6,000

Statement of Operations	For the three months ended November 30, 2009 (Unaudited)	For the nine months ended November 30, 2009 (Unaudited)	For the Year Ended February 28, 2009 (Audited)
Revenue	$0	$0	$ 0
Loss for the Period	$2,000	$6,000	$ 45,000

Risk Factors

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the period from January 31, 2008 (date of inception) to November 30, 2009 , totaled $ 55,000 .  We have incurred cumulative net losses of $ 55,000 since January 31, 2008. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of November 30, 2009 , we had cash in the amount of $ 0 . Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have not yet begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the Tupper brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our Tupper brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If the Pig Farming market does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve revenues from sales of our Product. We cannot accurately predict future growth rates or the size of the pork market, which drives the pig farming industry. Demand for our Product may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of the pork market, pig farming industry, and the market for our Product depends on a number of factors, such as:

▪	the cost, performance and reliability of our products and products offered by our competitors;
▪	public perceptions regarding pork and the effectiveness and value of pig watering troughs;
▪	customer satisfaction with pig watering troughs; and
▪	marketing efforts and publicity regarding the needs for pig watering troughs and the public demand for seafood.

Even if pig watering troughs maintain wide market acceptance, our Product may not adequately address market requirements and may not continue to gain market acceptance. If pig watering troughs generally, or our Product specifically, do not maintain wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our manufacturers to provide goods to us at their respective and customary rates upon request, we currently have no such written agreements in place. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to service our customers may be impaired if we are not able to secure written agreements with additional manufacturers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We plan to pursue and enter into written agreements with the third party manufacturers to manufacture our products and ship them directly to our customers. If we lose the services of our third party manufacturers, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have written agreements with all of these manufacturers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer products and designs that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner.  Our business is vulnerable to changes in consumer preferences.  We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business.  There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete within the pig watering trough business, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  These competitors may have completed development of their products and are presently marketing these to potential customers.  Accordingly, these competitors may have already begun to establish brand-recognition with consumers.  We will attempt to compete against these competitors by developing features that exceed the features offered by competing products.  However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide.  In addition, we may face competition based on price.  If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable.  Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because we will be forced to rely on third party manufacturers and raw material suppliers, the occurrence of difficulties outside of our control could negatively impact our business.

We do not have our own fabrication facilities, or assembly or manufacturing operations. Instead, we intend to rely on others to fabricate, assemble and manufacture all of our products. We do not have any long-term supply contracts with any of these suppliers. Because we intend to outsource the manufacture of all of our products, the cost, quality and availability of third-party manufacturing operations are essential to the successful production and sale of our products. Our reliance on third-party manufacturers exposes us to a number of risks which are outside our control, including:

▪	unexpected increases in manufacturing costs;

▪	interruptions in shipments if a third-party manufacturer is unable to complete production in a timely manner;

▪	inability to control quality of finished products;

▪	inability to control delivery schedules;

▪	inability to control production levels and to meet minimum volume commitments to our customers;

▪	inability to control manufacturing yield;

▪	inability to maintain adequate manufacturing capacity; and

▪	inability to secure adequate volumes of acceptable components, at suitable prices or in a timely manner.

We have not yet located a manufacturer for our products.  We may be unable to locate a suitable manufacturer for our products on terms acceptable to us, or at all. The occurrence of any such conditions discussed herein will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in any revenues that we hope to achieve.

The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.

We have not undertaken significant testing of our Product and it may contain undetected errors, weaknesses, defects or bugs when first introduced or as new versions are released. If our Product or future products contain production defects, reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to continue to buy our products, which could adversely affect our ability to retain and attract new customers. In addition, these defects or bugs could interrupt or delay sales of affected products, which could adversely affect our results of operations.

If defects or bugs are discovered after commencement of commercial production of our Product or future products, we may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace defective products. These costs or damages could have a material adverse effect on our financial condition and results of operations.

If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.

We are currently testing and refining our prototype Product, which we have built in our facility in the Philippines. When we are satisfied that our Product provides the most effective pig watering troughs possible for the consumer, we will begin the manufacture and distribution of the Product to retailers throughout the Philippines before expanding to other Asian countries. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues.  We have no experience in providing direct sales and service, nor do we have distributors of our Product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. As a result of our corporate strategies, we have decided to initially focus our resources in select areas in the Philippines. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because we intend to offer our Product in the Philippines and other countries throughout Asia, we are subject to risks associated with international operations.

Although we have not commenced manufacturing our Product to consumers, we may rely on foreign third-party manufacturing, assembly and testing operations. Foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

▪	Unexpected changes in, or impositions of, legislative or regulatory requirements;

▪	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;

▪	Imposition of additional taxes and penalties;

▪	The burdens of complying with a variety of foreign laws; and

▪	Other factors beyond our control, including acts of terrorism, which may delay the shipment of our products, impair our ability to travel or our ability to communicate with foreign locations.

In addition, the laws of certain foreign countries in which our products are or may be designed, manufactured or sold may not protect our products or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and products.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating a pig watering trough business, our business plan may fail.

Our management does not have any specific training in running a pig watering trough business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Zandra Grace Hernandez, our President and Director, and Greg Oliver S. Paez, our director, devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Zandra Grace Hernandez or Greg Oliver S. Paez, nor do we maintain key life insurance for them. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our President and Director, Zandra Grace Hernandez, and our director, Greg Oliver S. Paez, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Zandra Grace Hernandez and Greg Oliver S. Paez are inconsistent with the best interests of other stockholders.

Zandra Grace Hernandez is our President and Director. Greg Oliver S. Paez is our director. Together, they own approximately 55.8% of the outstanding shares of our common stock. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Zandra Grace Hernandez and Greg Oliver S. Paez may still differ from the interests of the other stockholders.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our products are intended for use with livestock intended for human consumption, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our Products do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

We are quoted on the OTCBB under the symbol “TPPR” but do not currently have an active trading market. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 950,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 44.2% of the common shares outstanding as of the date of this prospectus. S hould a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We are quoted on the OTCBB under the symbol “TPPR” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 950,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of November 30, 2009 , including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,150,000 shares of common stock outstanding on November 30, 2009 .

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ahmad Kamar Bin Ahmad No.3 Jalan Pinggiran Delima 2/4 Taman Pinggiran Delima 43100 Hulu Langat Selangor, Malaysia	25,000	25,000	0	0
Aleza Binti Ibrahim C-3a-1 Taman Cheras Mewah 56000 Cheras Kuala Lumpur, Malaysia	25,000	25,000	0	0
Anna Durai A/L Raja Gopal No 6 Seksyen 8 Jalan 8/4 46050 Petaling Jaya Selangor , Malaysia	25,000	25,000	0	0
Azizan Nashriby Bin Mohd Baharom, Rb-6-5 Persiaran Bayan 3 Taman Tuna S Muda 11900 Bayan Lepas Pulau Penang, Malaysia	25,000	25,000	0	0
Chang Mun Ket B-0501 Wista Amani Condo Jalan Tasik Permasuri 3 56000 Bandar Permasuri Kuala Lumpur, Malaysia	25,000	25,000	0	0
Chiong Yet Ching No. 17 Jalan Pandan Indah 11 Pandan Indah 55100 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Chong Lian You No 30 Lorong Pikrama 3 Bandar Baru Sri Petaling 57000 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Chong Mei Ling No. 36c Batu Housing Batu 5 Jalan Ipoh 51200 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Chong Yee Theng No 6 Jalan 14 Taman Sri Jelok 43000 Kajang Selangor Darul Ehsan, Malaysia	25,000	25,000	0	0
David Yee Fook Yew No. 366 Jalan Sepakat 7 Taman Lee Yan Lian Batu 4 1/3 Jalan Klan Lama 58200 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Foo Siew Lian F2/22 Blok F Tulip Apartment Jalan Maju 2/1 Taman Lembah Maju 58100 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Lee Jing Shye No. 94 Jalan Lancang Taman Sri Lancang 56100 Cheras Kuala Lumpur, Malaysia	25,000	25,000	0	0

Lee Chee Wai L-G-11 Dahlia Apartment Jalan Pandan Indah 24 55100 Pandan Indah Kuala Lumpur, Malaysia	25,000	25,000	0	0
Lee Siew Siew No. 30 Jalan Pju 7/12b Mutiara Damansara 47800 Petalying Jaya Selangor, Malaysia	25,000	25,000	0	0
Liew Woi Jet No. 3b Jalana Awan Hijau 58200 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Mahazil Bin Zulkifli No 3 Jalan 7/56 Ampang Ulu Klang 54200 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Mohd Rasool Bin Ahmad Buhari No 45 Jalan Mewah 2/1 Pandan Mewah 68000 Ampang Selangor, Malaysia	25,000	25,000	0	0
Mohtar Bin Mohammad No. 14 Jalan Kelewang 11/4b 40100 Shah Alam Selangor , Malaysia	25,000	25,000	0	0
Muhammad Amzhari Bin Abdullah 13-4-8 Pangsapuri Pahlawan Taman Tun Perak 53000 Cheras Kuala Lumpur, Malaysia	25,000	25,000	0	0
Nurjah Binti Nordin A24-A-10 Jalan 1/13 Taman Puchong Permai 47100 Puchong Selangor, Malaysia	25,000	25,000	0	0
Siti Hajar Binti Ahmat No. 15 Impian Jaya 7 Saujana 43000 Kajang Selangor, Malaysia	25,000	25,000	0	0
Tan Boon Chew No 18 Jalan Lancang 1 Taman Seri Bahtera 56100 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Tan Hong Wei No 3 Blok A Rpa Fasa Ii Jalan Bemban 31000 Batu Gajah Pereak, Malaysia	25,000	25,000	0	0
Teh Boon Seng No 35 Jalan Sg 4/7 Taman Sri Gombak 68100 Batu Caves Selangor, Malaysia	25,000	25,000	0	0
Teoh Nar Teik No. 11 Jalan Ss 18/4 47500 Subang Jaya, Selangor, Malaysia	25,000	25,000	0	0
Wong Chee Fui No 22 Jalan Wangsa 2/2 Taman Wangsa Batu 9 Jalan Cheras 43200 Cheras Kuala Lumpur, Malaysia	25,000	25,000	0	0
Wong Boon Hui No. 616 Jinjang Selatan Kepong 52000 Kuala Lumpur , Malaysia	25,000	25,000	0	0

Wong Woan Yin Blok2-5 Green Field Appartment Bukit Jalil 52000 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Yap Lai Ying No.45 Jalan Brunei Barat,Off Jalan Pudu 55100 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Yeoh Khai Keat No 106 Jalan Hujan Emas 9 Taman Overseas Union 58200 Kuala Lumpur, Malaysia	25,000	25,000	0	0
Ma. Catherine Nitural 148 San Juan Area Clsu Compound Science City Of Muñoz Nueva Ecija, Malaysia	25,000	25,000	0	0
Miguel E. Laurencio 39 E Cambridge Cor. Columbia St. Cubao Quezon City, Malaysia	25,000	25,000	0	0
Renelito A. Jose Apt. Ii Moleras Compound Espeleta St. Buli Muntinlupa City, Malaysia	25,000	25,000	0	0
Pacifico C. Marzan Jr. 10 Ilang-Ilang St. Villa Luisa Homes Ii Dasmariñas Cavite, Malaysia	25,000	25,000	0	0
Florentino I. Llaguno 7636 Guijo St. San Antonio Makati City, Malaysia	25,000	25,000	0	0
Imelda A. Luman-Ag 35 J.P. Rizal St. Pamploma Las Piñas, Malaysia	25,000	25,000	0	0
Alma D. Nicolas 50-H Mercury St East Fairview Quezon City, Malaysia	25,000	25,000	0	0
Rico M. Villaruel 25 Lumantad Compound Dahlia Ave West Fairview Qc, Malaysia	25,000	25,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We are quoted on the OTCBB under the symbol “TPPR” but do not currently have an active trading market.  If our common stock becomes actively traded on the OTCBB, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of March 14, 2008 are as follows:

Name	Age	Position Held with the Company
Zandra Grace Hernandez #5 Ipil Street Project 3, Quezon City 1102 The Philippines	3 8	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director
Greg Oliver S. Paez #5 Ipil Street Project 3, Quezon City 1102 The Philippines	2 9	Director

Set forth below is a brief description of the background and business experience of our executive officer and Directors.

Zandra Grace Hernandez is our President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting President and Director. She received her Bachelor of Science Degree from Colegio de San Juan de Letran Manila in Management in 1993. Since 1999, she has worked in management at Splice Asia.

Greg Oliver S. Paez is our director. He earned his Bachelor of Science Degree from the National College of Business and Arts Fairview in 2000. Since that time, he was worked at WiMax Business Innovations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Zandra Grace Hernandez.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Siew Mee Fam, at the address appearing on the first page of this annual report.

Code of Ethics

As of September 30, 2009, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of   November 30, 2009 , certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Zandra Grace Hernandez #5 Ipil Street Project 3, Quezon City 1102 The Philippines	Common Stock	600,000	27.9%
Greg Oliver S. Paez #5 Ipil Street Project 3, Quezon City 1102 The Philippines	Common Stock	600,000	27.9%
DIRECTORS AND OFFICERS – TOTAL		1,200,000	55.8%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,150,000 shares of common stock issued and outstanding for the company as of November 30, 2009 .

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of November 30, 2009 , there were 2,150,000 shares of our common stock issued and outstanding.  Our shares are held by forty (40) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the

State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David S. Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC (now known as Silberstien Ungar, PLLC) , has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Maddox Ungar Silberstein, PLLC has presented his report with respect to our audited financial statements. The report of Maddox Ungar Silberstein, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as “Tupper, Inc.” in the State of Nevada on January 31, 2008. We are engaged in the business of developing, manufacturing, and selling pig watering troughs specifically for pig farmers in the Philippines and other Asian countires.  Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our telephone number is 63-0915-371-1115. Our operations office is located at #5 Ipil Street Project 3, Quezon City 1102, the Philippines.

Our fiscal year end is February 29.  Zandra Grace Hernandez, our President and Director, and Greg Oliver S. Paez, our director, are persons that may be described as “promoters” as defined in Rule 405 of the Securities Act by virtue of their roles in founding and organizing our company.

Description of Business

Company Overview

We were incorporated as “Tupper Inc.” (“Tupper”) on January 31, 2008 in the State of Nevada for the purpose of developing, manufacturing, and selling pig watering troughs specifically for pig farmers in the Philippines and other Asian countries.

Business of Company

We are engaged in the business of developing, manufacturing, and selling pig watering troughs produced specifically for pig farmers in the Philippines and other Asian countries (our "Product"). Such a product will allow pig farmers to effectively and easily distribute a sufficient water supply to their pigs while greatly reducing the amount of water wasted and the spread of disease that can result from other watering troughs presently in use in Asia. We are currently in the process of designing and developing our Product, and we are continually refining this design through experiments, testing the Product’s adaptability and accessibility in relationship to different sizes and ages of pigs. When we are satisfied that our Product will compete effectively in the Pig Farming Industry by being the most practical and efficient pig watering trough, we will begin the manufacture and distribution of the Product to pig farmers in the Philippines.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at #5 Ipil Street Project 3, Quezon City 1102, The Philippines.

Water Waste and Disease at the Watering Trough

Water waste and disease each have short- and long-term negative impacts on pig farmers’ profits. One of the main sources of both of these problems is the watering trough commonly employed by pig farmers. Typical pig watering troughs waste excessive amounts of water and spread disease due to inadequacies inherent in their design. Many common troughs are not easily accessible to all sizes and ages of pigs, leaving some dehydrated and in a condition that can, in turn, make the animal vulnerable to disease.  Examples of illnesses that arise in a herd where there is a poor water supply or sows have a restricted water intake are Cystitis, inflammation of the bladder, Pyelonephritis, and inflammation of the kidney.  These diseases are often concurrent and are an important cause of mortality in all ages of dry sows. Water waste and uneven distribution, over time, cost pig farmers a significant amount of money.

Water is the nutrient that swine require in largest quantity, but compared to the other nutrients supplied by feed, it is the most frequently misunderstood and mismanaged. Pigs drink more than twice as much as they eat. Without water, no metabolic and physiological processes within the body can occur. Water makes up over 98% of all molecules in the body and is necessary for regulation of body temperature, growth, reproduction, lactation, digestion, lubrication of joints, eyesight, and as a cleansing agent. Limiting water intake can depress animal performance more quickly and drastically than any other nutrient deficiency. At any time, if adequate water is not provided to the pig, feed intake and subsequent growth performance will be reduced, and hearing and sight can be impaired.  Insufficient water consumption of a lactating sow will not only limit feed intake but also milk yield, since milk consists of 80% water. Ultimately, the reduction in milk yield will slow growth and development of the suckling pig. Domesticated animals can live about 60 days without food, but only seven days without water.

Water intake varies greatly between pigs, and unrestricted access to clean and fresh water at all times has a significant positive impact on the health of all pigs. One drinking point for every ten pigs and at least two troughs per pen is recommended to help maintain adequate distribution in pig farming. Water requirements are influenced by several factors, including rate of weight gain, pregnancy, lactation, activity, type of diet, feed intake, and environmental temperature. Daily drinking water usage over time can be used as a predictor of swine health. Water supplies are also an important and effective means for administering medication. The table below illustrates the amount of water needed for pigs of variant sizes and conditions.  The term "gilt" refers to a young female. Swine are considered growing pigs at 40-125 pounds, finishing pigs at 125 pounds, and market weight usually at about 230 pounds.

Water Intake for Various Classes of Swine:

Class of Pig	Gallons per Day
25 lb Pig	0.5
60 lb Pig	1.5
100 lb Pig	1.75
200 lb Pig	2.5
Gestating Sows	4.5
Sow Plus Litter	6.0
Nonpregnant Gilts	3.2
Pregnant Gilts	5.5

Many on-farm observations have found that increasing water flow rates will increase the pigs' willingness to drink. Low flow rates mean that they have to spend longer at the drinker, and in these cases the pigs rarely drink their fill. They lose interest or, they are pushed away by other pen mates. Providing the correct flow rate at all times will optimize intake levels and encourage pigs to drink more readily.
The communal watering feature in the design of most troughs also facilitates the spread of disease and requires frequent monitoring and sterilization. The typical trough is designed whereby all of the pigs in a trough’s vicinity drink from the same pool of often stagnant water in that trough.  Therefore, the watering trough often acts as an agent to spread diseases through the herd. Stale water can also cause reduced water consumption. Even when clean water is available, animals may continue to consume dirty water if it is available. Dirty water is a host for disease organisms, and disease can spread rapidly if animals drink from the same trough.  Disease is a permanent source of anxiety for pig farmers, costing considerable money and detracting from profits in costs associated with diagnosis, treatment, and medication.  Pig farmers sustain greater losses from animals too diseased to be treated or sent to slaughter.

Pig Farming Industry in Asia

Asia is home to more than half a billion pigs that provide food security and livelihoods to the majority of its rural population. The demands for and domestic supply of pig meat have been increasing steadily as a result of rising incomes, increasing human population, domestic market liberalization, increasing demand for livestock food products and urbanization. Given the rising income and rapid urbanization that the region has been experiencing during the past decade, consumption patterns have also shifted toward more protein-based diets, specifically animal-source diets. Pig meat has traditionally been the most preferred meat in diets in South East Asia, and recent major outbreaks of Avian Influenza have induced a migration from poultry meat to pig meat. This, plus the relatively high population growth rates in Asia, as compared with the rest of the world, will engender higher demand for pig meat in the coming years.  Even in countries not normally associated with pig production, such as India, pig meat consumption is increasing and has traditionally provided a source of meat and livelihoods to many millions of people in tribal communities. Recent trends in demand for quality and food safety are also shaping the way the food supply chain is reorganizing to accommodate these market requirements.

Pigs in Asia are often raised on small farms along with other small stock such as poultry and goats and with large stock, like buffalo and cattle, raised by households in mixed crop-livestock systems.  Livestock are an important source of cash to meet household consumption needs due to the seasonal nature of crop production. What is considered a "small farm" in Asia varies from one country to another. In Taiwan, a pig farm with 2000 animals is considered a small one, while in the Philippines and Thailand small-scale raisers typically have 10-20 pigs. In Japan, Korea, and Taiwan there has been a trend toward fewer livestock farms with larger numbers of animals to realize economies of scale. In Japan, the average number of animals kept by a farm in 1992 was 25.7 times that of 1970.

There are efforts being made in Asia to improve the competitiveness of small-scale pig producers in the context of changing demand for pig meat.  Some of the organizations involved in these efforts include the Food and Agriculture Organization of the United Nations (“FAO”), the Pro-Poor Livestock Policy Initiative (“PPLPI”), the Australian Center for International Agricultural Research (“ACIAR”), and the Africa-based International Livestock Research Institute (“ILRI”).  The endeavors of these groups include, among others, an investigation of viable institutional arrangements that will enable small-scale pig farmers to become active participants in the emerging supply chain for pigs and pig meat that are increasingly driven by consumer preferences for quality (lean meat) and safety (hygienic, chemical free), as well as niche markets for traditional quality attributes that are priced at a premium by high-income, urban consumers, including special export markets, e.g., organically raised, local breed pigs.

Chinese Radio International reported in February 2008 that Chinese Premier Wen Jiabao has called for measures to boost pig farming because short supply has led to continued pork price hikes, causing concerns among consumers and the government over a possible spillover effect on inflation. Wen urged local governments to leave no stone unturned in enhancing the enthusiasm of pig breeders, and said it's of great importance to increase pig production, which would help stabilize the pork price and satisfy the meat demand of the public. He called on local governments to deliver the subsidies for breeding female pigs to farmers arranged by the central budget “as soon as possible.”  In order to beef up disease control, Wen said immunization against major pig epidemics shall be provided to farmers free of charges, and that subsidies shall be offered to farmers if their pigs have to be slaughtered for disease control. The premier said local administrative chiefs shall be held responsible for pork supply in their areas, and that all unreasonable restrictions on pig farming shall be abolished.

Our Product

The rising demand for pig meat in Asia in conjunction with mounting efforts and economic incentives to enable pig farmers to meet this demand have resulted in what we anticipate will be a highly receptive potential market for our Product.  Reliable and effective watering troughs are essential on pig farms of all sizes.

We are in the process of developing a pig watering trough specifically for pig farmers in the Philippines and other Asian countries.  Our Product is designed so that as the pig puts its head into the trough(A), the nose of the pig will encounter a lever(B) that will open a switch(C) to allow the water pressure seal(D) to be broken and water to flow into the sink. This allows each pig to drink as much water as needed with minimal waste. Since each pig is drinking individually instead of from a communal and stagnant pool of water, there is also a great reduction in the spread of disease. The device is simple and sturdy, requiring less labor in maintenance and cleaning than other troughs.  It is also easy and safe for the animal to use.  We are in the process of refining the design for our Product, which will be integral to its success. We are designing and developing our Product by conducting experiments to improve on quality and cost. These experiments include testing the Product’s flow rate and water pressure features, as well as its adaptability and accessibility in relationship to different sizes and ages of pigs. We are searching for the lowest priced components available in the market in our efforts to reduce cost. We are researching the benefits of adding more components to further improve our Product. We are also improving our Product's essential qualities, such as its water-saving value and disease-inhibiting structure. Refining these qualities will ensure that our Product is practicable, affordable, and safe for the animal to use.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell watering troughs to pig farmers in Asia. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

·
Fisher Alvin:  They sell a stainless steel bowl drinker for piglets up to 35kg and claim that it “actively reduces water waste and slurry.” The water pool is to the side of the valve to reduce unnecessary waste. They also sell a cast iron drinker with a stainless steel lid that is made to be more resilient to sows and boars.  Their drinking bowl of heavy gauge steel is galvanized after manufacture and finished with no sharp edges or corners to protect the animals.

·
BSM Agri Ltd.:  Their pig trough is made from durable 304 series, 14 gauge stainless steel, and they assert it will last much longer than concrete troughs, which can get pitted and wear down. This trough is marketed as easy to install, lightweight, and can be cleaned by installing a drain at the end of each row. To automate the watering process and increase the reliability of watering systems, pig farmers can install a water distribution controller as well.

•	Ascott: They sell a Galvanized Pig Wallowing Trough that is 2440 x 760 x 220 mm deep complete with loose service box.
•
Booth:  The T/L range of troughs is their most commonly used drinking trough which can be tailored to suit each individual situation. As standard, all troughs measure 450mm (1.6") wide x 325mm (1'1") deep available in either 2.4m (8'), 2.0m (6') or 1.3m (4') lengths. Dividing bars can be added to prevent pigs wallowing in the trough if required. Their range of adult and weaner revolving water troughs are developed for areas of production where the supply of clean water to pigs is imperative. The ability to rotate the trough simply and easily means the operation is completed with the frequency required.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the pig farming industry in Asia. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in Asia is not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our officers and directors. Our President oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with and in-depth knowledge of operations and markets will allow us to build market share more effectively. We intend on employing sales representatives in the Philippines when our product is ready for production and shipping and in various provinces of China and other Asian countries when we are ready to expand internationally.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at #5 Ipil Street Project 3, Quezon City 1102, The Philippines.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We intend to continue the development and refinement of our Product over the coming months. We will first focus on our experiments to improve the quality of our Product to increase its appeal to pig farmers. We feel our final Product will compete effectively in the marketplace due to its highly functional performance and lasting cost-effectiveness in regard to its water-saving value and disease-control features relative to similar products in the marketplace.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several trough producers in the Philippines, and have begun negotiations for the manufacture of our Product on a contract basis. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We plan to pursue this further upon the final development and commercialization of our Product. Production of our trough doesn't require any facilities or equipment beyond what is available to any trough producer. We could contract with any trough producer to manufacture our Product by following our instructions. We do not anticipate renting a warehouse at this stage of our business. The trough producer that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our Product are available in the public marketplace. We will only accept wholesale orders from wholesale distributors. Once we receive wholesale orders, we will hold the order until certain quantities, which will be pre-negotiated with trough producers, are attained. Then we will contract with the trough producer to produce our Product for us at pre-negotiated prices. Typically the order will be shipped within five business days after we place the order.

Sales and Distribution Strategy

Our goal is for our pig watering trough to become a leading product in the pig-farming marketplace in Asia. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be major farm equipment retail chains as wholesale customers and farmers as end users. We intend to do this by engaging in the following:

•
Attending national and regional pig-farming promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote pig-farming related products. We plan to attend a number of events attended by pig-farm products merchants and farm equipment chain representatives in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by farm equipment products wholesalers and chain representatives, in order to further expose our Product.

•
Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers and major farm equipment chains. Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

•
Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product.

We will also mail our brochure to wholesale distributors, and, initially, we will do special promotions providing small amounts of our Product to a few major stores, while allowing them to pay us after three months. If the market shows an interest in our Product, they will then begin to order from us regularly. We will begin marketing from the Philippines, where our directors have many contacts, and we will then move forward in marketing our Product in China and other countries.

Intellectual Property Protection

Once we determine the final design for our Product, we intend to file a patent on its unique structure. We will file for patent pending status as we design and develop a model for our first watering trough. We will apply for patent protection and/or copyright protection in the Philippines, other Asian countries, the United States, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product designs, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We are currently consulting with law firms to protect our brand name and product design. While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our Product. As our Product approaches the manufacturing stage, however, we plan to employ sales representatives in the Philippines to promote and sell our product to wholesalers, retailers, and end-user pig farmers. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. When we determine to expand our sales internationally, we will employ sales personnel in various provinces of China and other Asian nations.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Expenses

We estimate the costs to implement our business strategy over the following twelve months to be:

•
Travel and Related expenses, which will consist primarily of our executive officer and directors visiting pig farming equipment merchants and resellers in their sales efforts. We estimate travel and related expenses for the next twelve months will be approximately $4,000;

•
Initial Marketing, which will consist of the marketing efforts discussed above, including direct marketing and attendance at trade shows. We estimate initial marketing expenses for the next twelve months will be approximately $6,000;

•
Research and Development costs consist of developing and testing our Product and determining the best combination of materials and suppliers for production. We estimate that research and development costs for the next twelve months will be approximately $10,000.

We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We anticipate that, in time, the primary source of revenues for our business model will be the sale of our Product.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Nine and Three Months Ended November 30, 2009 and Period from January 31, 2008 (Date of Inception) until November 30, 2009.

We generated no revenue for the period from January 31, 2008 (Date of Inception) until November 30, 2009. Our Operating Expenses were $6,000 during the nine months ended November 30, 2009, as compared with $41,000 for the nine months ended November 30, 2008.  Our Operating Expenses were $2,000 during the three months ended November 30, 2009, compared with $2,000 for the same period ended November 30, 2008.  Our Operating Expenses were $55,000 for the period from January 31, 2008 (Date of Inception) to November 30, 2009. For each period mentioned, our Operating Expenses consisting entirely of Professional Fees.

We, therefore, recorded a net loss of $6,000 for the nine months ended November 30, 2009, as compared with $41,000 for the nine months ended November 30, 2008. We recorded a net loss of $2,000 for the three months ended November 30, 2009, as compared with $2,000 for the three months ended November 30, 2008.  We recorded a net loss of $55,000 for the period from January 31, 2008 (Date of Inception) until November 30, 2009.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the continued development of our Product and the professional fees associated with our becoming a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of November 30, 2009, we had no assets and $12,000 in current liabilities. Thus, we have working capital deficit of $12,000 as of November 30, 2009.   Our current liabilities consist of a loan from our officer and director for our working capital.  The loan is due upon demand, non-interest bearing, and unsecured.

Operating activities used $55,000 in cash for the period from January 31, 2008 (Date of Inception) until November 30, 2009. Our net loss of $55,000 was the sole basis of our negative operating cash flow. Financing activities during the period from January 31, 2008 (Date of Inception) until November 30, 2009 provided $55,000 in cash during the period, consisting of proceeds from the sale of common stock in the amount of $43,000 and loans from our officer and director in the amount of $12,000.

As of November 30, 2009, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have negative working capital and have not yet received revenues from sales of products or services. These factors create substantial doubt about our ability to continue as a going concern. The financial statements contained herein do not include any adjustment that might be necessary if we are unable to continue as a going concern.
Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund out capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Off Balance Sheet Arrangements

As of November 30, 2009 , there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “TPPR.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending February 28, 2009
Quarter Ended	High $	Low $
February 28, 2009	N/A	N/A
November 30, 2008	N/A	N/A
August 31, 2008	N/A	N/A
May 31, 2008	N/A	N/A

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty (40) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended February 28, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zandra Grace Hernandez President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 28, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Zandra Grace Hernandez	-	-	-	-	-	-	-	-	-

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended February 28, 2009.

Stock Option Plans

We did not have a stock option plan as of February 28, 2009

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of February 28, 2009, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Zandra Grace Hernandez #5 Ipil Street Project 3, Quezon City 1102 The Philippines	Common Stock	600,000	27.9%
Greg Oliver S. Paez #5 Ipil Street Project 3, Quezon City 1102 The Philippines	Common Stock	600,000	27.9%
DIRECTORS AND OFFICERS – TOTAL		1,200,000	55.8%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,150,000 shares of common stock issued and outstanding for the company as of February 28, 2009.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

Financial Statements

Index to Financial Statements:

F-1	Balance Sheet as of November 30, 2009 (unaudited) and February 28, 2009 (audited);
F-2	Statements of Operations for the nine and three months ended November 30, 2009 and 2008 and period from January 31, 2008 (Inception) to November 30, 2009 (unaudited);
F-3	Statement of Stockholders’ Deficit for period from January 31, 2008 (Inception) to November 30, 2009 (unaudited);
F-4	Statements of Cash Flows for the nine and three months ended November 30, 2009 and 2008 and period from January 31, 2008 (Inception) to November 30, 2009 (unaudited);
F-5	Notes to FinaNotes to the Financial Statements;

Audited Financial Statements:

F-8	Report of Independent Registered Public Accounting Firm
F-9	Consolidated Balance Sheets as of February 28, 2009 and February 29, 2008;
F-10	Statements of Operations for the Years Ended February 28, 2009 and February 29, 2008 and for the Period from January 31, 2008 (Date of Inception) to February 28, 2009;
F-11	Statement of Stockholders’ Equity for period from inception to February 28, 2009;
F-12	Statements of Cash Flows for the Years Ended February 28, 2009 and February 29, 2008 and for the Period from January 31, 2008 (Date of Inception) to February 28, 2009;
F-13	Notes to Financial Statements

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of November 30, 2009 and February 28, 2009

	November 30,	February 28,
	2009	2009
	(unaudited)	(audited)
ASSETS

Current Assets
Cash and equivalents	$-0-	$-0-
Prepaid expenses	-0-	-0-

TOTAL ASSETS	$-0-	$-0-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Loan payable - related party	$12,000	$6,000

Stockholders’ Deficit
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(55,000)	(49,000)
Total stockholders’ deficit	(12,000)	(6,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-0-	$-0-

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Nine and Three Months ended November 30, 2009 and 2008
Period from January 31, 2008 (Inception) to November 30, 2009

					Period from
	Nine Months	Nine Months	Three Months	Three Months	January 31, 2008
	Ended	Ended	Ended	Ended	(Inception) to
	November 30,	November 30,	November 30,	November 30,	November 30,
	2009	2008	2009	2008	2009
Revenues	$-0-	$-0-	$-0-	$-0-	$-0-

Expenses :
Professional fees	6,000	41,000	2,000	2,000	55,000

Net Loss	$(6,000)	$(41,000)	$(2,000)	$(2,000)	$(55,000)

Net loss per share:
Basic and diluted	$(0.00)	$(0.02)	$(0.00)	$(0.00)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)
Period from January 31, 2008 (Inception) to November 30, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Net loss for the period	-	-	-	(4,000)	(4,000)
Balance, February 29, 2008	2,150,000	2,150	40,850	(4,000)	39,000
Net loss for the period ended February 28, 2009	-	-	-	(45,000)	(45,000)
Balance, February 28, 2009	2,150,000	2,150	40,850	(49,000)	(6,000)
Net loss for the nine months ended November 30, 2009	-	-	-	(6,000)	(6,000)
Balance, November 30, 2009	2,150,000	$2,150	$40,850	$(55,000)	$(12,000)

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Nine months ended November 30, 2009 and 2008
Period from January 31, 2008 (Inception) to November 30, 2009

			Period From
	Nine Months	Nine Months	January 31, 2008
	Ended	Ended	(Inception) to
	November 30,	November 30,	November 30,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,000)	$(41,000)	$(55,000)
Change in non-cash working capital items
Prepaid expenses	-0-	4,000	-0-
CASH FLOWS USED BY OPERATING ACTIVITIES	(6,000)	(35,000)	(55,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan received from related party	6,000	-0-	12,000
Proceeds from sales of common stock	-0-	-0-	43,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,000	-0-	55,000

NET INCREASE (DECREASE) IN CASH	-0-	(35,000)	-0-

Cash, beginning of period	-0-	35,000	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Tupper, Inc. (“Tupper”) is a development stage company and was incorporated in Nevada on January 31, 2008.  We are engaged in the business of developing, manufacturing, and selling pig watering troughs (the “Product”) specifically for pig farmers in Asia. Tupper operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form 10-K filed with the SEC as of and for the period ended February 28, 2009.  In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Cash and Cash Equivalents

Tupper considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At November 30, 2009 and February 28, 2009, the Company had $-0- of cash.

Fair Value of Financial Instruments

Tupper’s financial instruments consist of cash and cash equivalents and loans payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Tupper does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – LOAN PAYABLE – RELATED PARTY

The Company has received a loan from a related party to be used for working capital.  The loan is due upon demand, non-interest bearing, and unsecured.

NOTE 3 – INCOME TAXES

For the periods ended November 30, 2009, Tupper has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $55,000 at November 30, 2009, and will expire beginning in the year 2027.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 3 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$18,700
Valuation allowance	(18,700)
Net deferred tax asset	$-

NOTE 4 – LIQUIDITY AND GOING CONCERN

Tupper has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Tupper to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on which the financial statements were submitted to the Securities and Exchange Commission and has determined it does not have any material subsequent events to disclose.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Tupper, Inc.
The Philippines

We have audited the accompanying balance sheets of Tupper, Inc. (a development stage company) as of February 28, 2009 and February 29, 2008 and the related statements of operations, stockholders’ equity and cash flows for the periods then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tupper, Inc. as of February 28, 2009 and February 29, 2008, and the results of its operations and cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
April 4, 2009

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of February 28, 2009 and February 29, 2008

	February 28, 2009	February 29, 2008

ASSETS

Current Assets
Cash and equivalents	$-0-	$35,000
Prepaid expenses	-0-	4,000

TOTAL ASSETS	$-0-	$39,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Loan payable - related party	$6,000	$-0-

Stockholders’ Equity (Deficit)
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(49,000)	(4,000)
Total stockholders’ equity (deficit)	(6,000)	39,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-0-	$39,000

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
Years ended February 28, 2009 and February 29, 2008
Period from January 31, 2008 (Inception) to February 28, 2009

	Year Ended February 28, 2009	Year Ended February 29, 2008	Period from January 31, 2008 (Inception) to February 28, 2009
Revenues	$-0-	$-0-	$-0-

Expenses :
Professional fees	45,000	4,000	49,000

Net Loss	$(45,000)	$(4,000)	$(49,000)

Net loss per share:
Basic and diluted	$(0.02)	$(0.00)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
Period from January 31, 2008 (Inception) to February 28, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Net loss for the period	-	-	-	(4,000)	(4,000)
Balance, February 29, 2008	2,150,000	2,150	40,850	(4,000)	39,000
Net loss for the year ended February 28, 2009	-	-	-	(45,000)	(45,000)
Balance, February 28, 2009	2,150,000	$2,150	$40,850	$(49,000)	$(6,000)

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
Years ended February 28, 2009 and February 29, 2008
Period from January 31, 2008 (Inception) to February 28, 2009
Audited

	Year Ended February 28, 2009	Year Ended February 29, 2008	Period From January 31, 2008 (Inception) to February 28, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(45,000)	$(4,000)	$(49,000)
Change in non-cash working capital items
Prepaid expenses	4,000	(4,000)	0
CASH FLOWS USED BY OPERATING ACTIVITIES	(41,000)	(8,000)	(49,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan received from related party	6,000	0	6,000
Proceeds from sales of common stock	0	43,000	43,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,000	43,000	49,000

NET INCREASE (DECREASE) IN CASH	(35,000)	35,000	0

Cash, beginning of period	35,000	0	0
Cash, end of period	$0	$35,000	$0

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

See accompanying notes to financial statements.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Tupper, Inc. (“Tupper”) is a development stage company and was incorporated in Nevada on January 31, 2008.  We are engaged in the business of developing, manufacturing, and selling pig watering troughs (the “Product”) specifically for pig farmers in Asia. Tupper operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 ”Accounting and Reporting by Development-Stage Enterprises”.  A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

Tupper considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At February 28, 2009 and February 29, 2008 the Company had $-0- and $35,000 of cash, respectively.

Fair Value of Financial Instruments

Tupper’s financial instruments consist of cash and cash equivalents, prepaid expenses, and loans payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Tupper does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses at February 29, 2008 consisted of an advance retainer paid to the firms outside independent auditors for services to be rendered for periods after the Company’s year-end.

NOTE 3 – LOAN PAYABLE – RELATED PARTY

The Company has received a loan from a related party to be used for working capital.  The loan is due upon demand, non-interest bearing, and unsecured.

NOTE 4 – INCOME TAXES

For the periods ended February 28, 2009, Tupper has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $49,000 at February 28, 2009, and will expire beginning in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$16,600
Valuation allowance	(16,600)
Net deferred tax asset	$-

TUPPER, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2009

NOTE 5 – LIQUIDITY AND GOING CONCERN

Tupper has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Tupper to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,001

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We issued 600,000 shares of common stock to  Zandra Grace Hernandez, our President and Director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 600,000 shares of common stock to Greg Oliver S. Paez, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 950,000 shares of our common stock pursuant to Regulation S of the 1933 Act. All shares were issued at a price of $0.02 per share. We received proceeds of $19,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	By-Laws (1)
5.1	Opinion of David S. Jennings, Esq., with consent to use (1)
23.1	Consent of Silberstein Ungar, PLLC (formerly known as Maddox Ungar Silberstein, PLLC)
24.1	Power of Attorney (see attached signature page)

(1) Incorporated by reference to same exhibit filed with the Company’s Form S-1 Registration Statement on March 27, 2008.

Item 17 . Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or  prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, Nevada on March 11, 2010 .

Tupper, Inc.

By: /s/Zandra Grace Hernandez
Zandra Grace Hernandez
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zandra Grace Hernandez as her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Tupper, Inc.

By: /s/Zandra Grace Hernandez
Zandra Grace Hernandez
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director
March 11, 2010

By:  /s/Greg Oliver S. Paez
Greg Oliver S. Paez
Director
March 11, 2010